Anadys Pharmaceuticals Suspends Dosing of ANA975 in Hepatitis C Clinical Trial Pending Further Assessment of 13-Week Pre-Clinical Toxicology Studies

A Precautionary Measure Until Further Evaluations Can Be Made Conference Call at 8:00 a.m. EDT Today SAN DIEGO, June 26 /PRNewswire-FirstCall/ — Anadys Pharmaceuticals, Inc. (Nasdaq:
ANDS) announced today that it has suspended dosing hepatitis C virus (HCV) patients in its ongoing Phase 1b clinical trial with ANA975 pending additional analysis of recently obtained information from pre-clinical 13-week toxicology studies in animals.
Preliminary analysis of this information revealed various new observations which appear consistent with intense immune stimulation in animals. Anadys and its collaborator Novartis are in the process of evaluating these observations to determine future course of action.
“Although we have not seen any serious adverse events in clinical experience with
ANA975, the health and safety of patients are our first and overriding concern,” said
Kleanthis G. Xanthopoulos, Ph.D., Anadys’ President and CEO. “Consequently, we are
suspending this trial for appropriate reasons of precaution while we gain a greater understanding of this recently obtained information.”
“In collaboration with Novartis we will carefully evaluate these new pre-clinical observations in the context of all available information,” said Steve Worland, Ph.D.,
Anadys’ President of Pharmaceuticals. “We will work to determine the best path forward in future development, including dose-finding activities and potential modifications of clinical trial design.”
“We continue to believe that ANA975 is an effective immunomodulator and therefore a potentially promising agent for patients infected with hepatitis C virus, and look forward to working with Novartis to continue the program,” said Dr. Xanthopoulos.
About ANA975
ANA975, which Anadys is developing in collaboration with Novartis, is the oral prodrug of isatoribine, a proprietary Toll-Like Receptor-7 (TLR7) agonist. TLR7 is a receptor that activates the innate immune system. Activation of innate immunity is known to be an important component of the human immune defense. ANA975 has been administered to more than 90 healthy volunteers in three completed Phase I trials
(501, 502, and 503).
Webcast of Conference Call
Anadys will host a conference call today at 8:00 a.m. Eastern Daylight Time to discuss the suspension of dosing ANA975. A live webcast of the call is available online at www.anadyspharma.com. A telephone replay will also be available approximately one hour after completion of the call. To access the telephone replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 63285430. The webcast and telephone replay will be available through July 10, 2006.
About Anadys
Anadys Pharmaceuticals, Inc., www.anadyspharma.com, is a biopharmaceutical company committed to advancing patient care by discovering, developing and commercializing novel small molecule medicines for the treatment of hepatitis, other serious infections, and cancer. The Company has core expertise in Toll-Like Receptor-based small molecule therapeutics and structure-based drug design coupled with medicinal chemistry. Anadys’ clinical development programs include ANA975 for the treatment of
HCV and HBV, and ANA380 for the treatment of HBV. In addition, Anadys’ therapeutic platform is designed to advance a strong and continual pipeline of drug candidates into the clinic.
Safe Harbor Statement
Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to the continued evaluation of the pre-clinical information, expected discussions with Novartis, the believed therapeutic utility of ANA975 and the ability to continue clinical trials of ANA975. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause Anadys’ actual results to be materially different from historical results or from any results expressed or impli
ed by such forward-looking statements. In particular, the results of initial clinical trials may not be predictive of future results, and Anadys cannot provide any assurances that any of its product candidates will not have unforeseen safety issues, will have favorable results in future clinical trials or will receive regulatory approval. In addition, Anadys’ results may be affected by risks related to its collaborative relationships with Novartis and LGLS, competition from other biotechnology and pharmaceutical companies, its effectiveness at managing its financial resources, its ability to successfully develop and market products, the level of effort that its collaborative partners devote to development and commercialization of its product candidates, difficulties or delays in its clinical trials, difficulties or delays in manufacturing its clinical trials materials, the scope and validity of patent protection for its products, regulatory developments involving future products and its ability to obtain additional funding to support its operations. These and other factors that may cause actual results to differ are more fully discussed in the “Risk Factors” section of Anadys’ Form 10-Q for the quarter ended March 31, 2006. All forward-looking statements are qualified in their entirety by this cautionary statement. Anadys is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
 SOURCE Anadys Pharmaceuticals, Inc.
-0- 06/26/2006
/CONTACT: Vince Reardon, Sr. Director, Investor Relations & Corporate
Communications, Anadys Pharmaceuticals, Inc., +1-858-530-3653,
vreardon@anadyspharma.com/
/Web site: http://www.anadyspharma.com /
(ANDS)